EXHIBIT 3(r)

                  Bylaws of CRIIMI MAE Financial Corporation II





                                     BYLAWS

                                       OF

                      CRIIMI MAE FINANCIAL CORPORATION II*


                                    ARTICLE I

                                     OFFICES

     The Corporation may have such office(s) at such place(s), both within and without the State of Maryland, as the Board of Directors (the "Board") from time to time determines or as the business of the Corporation from time to time requires.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meetings. Annual meetings of the Corporation's stockholders ("Stockholders") shall be held at such time and place (within or without the State of Maryland) as shall be designated from time to time by the Board and stated in the notice of the meeting. Subject to the Articles of Incorporation, at each annual meeting Stockholders shall elect directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

     Section 2. Special Meetings. Unless otherwise prescribed by law, the Articles of Incorporation or these bylaws ("Bylaws"), special meetings of Stockholders for any purpose or purposes may be called by the Board, the president or by the secretary upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Requests for special meetings shall state the purpose or purposes of the meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such requesting Stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such Stockholders to the Corporation of such costs, the secretary shall give notice to each Stockholder entitled to notice of the meeting. Unless requested by Stockholders entitled to cast a majority of all votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the Stockholders held during the preceding twelve months.

--------------------------
* As adopted by the Board of Directors on September 20, 1995.

     Section 3.  Notices of Annual and Special Meetings.

          (a) Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, written notice of any annual or special meeting of Stockholders shall state the place, date and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each Stockholder of record entitled to vote at such meeting, and to each other Stockholder entitled to notice of such meeting, not less than 10 nor more than 90 days prior to the meeting.

     Section 4. List of Stockholders. At least 10 days (but not more than 90 days) before any meeting of Stockholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of the Stockholders entitled to vote at such meeting, which list shows the address of each Stockholder and the number of shares registered in the name of each Stockholder. The list so prepared shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to inspection by any Stockholder, for any purpose germane to the meeting, during ordinary business hours during a period of no less than 10 days prior to the meeting.
The list also shall be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any Stockholder or proxy of a Stockholder who is present in person at such meeting.

     Section 5.  Presiding Officers; Order of Business.

          (a) Meetings of Stockholders shall be presided over by the chairman of the Board, if any, or, if the chairman is not present (or if there is none), by the president, or, if the president is not present, by a vice president, or, if a vice president is not present, by such person who is chosen by the Board, or, if none, by a chairperson to be chosen at the meeting by Stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be secretary of the Corporation, or, if the secretary is not present, an assistant secretary, or, if any assistant secretary is not present, such person as may be chosen by the Board, or, if none, by such person who is chosen by the chairperson at the meeting.

          (b) The following order of business, unless otherwise ordered at the meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting.

                 (1)     Call of the meeting to order.

                 (2) Presentation of proof of mailing of notice of the meeting and, if the meeting is a special meeting, the call thereof.

                 (3)     Presentation of proxies.

                 (4) Determination and announcement that a quorum is present.

                 (5) Reading and approval (or waiver thereof) of the minutes of the previous meeting.

                 (6)     Reports, if any, of officers.

                 (7) Election of directors to succeed those whose terms expired, if the meeting is an annual meeting or a meeting called for such purpose.

                 (8) Transaction of such other business as may properly come before the meeting.

                 (9)     Adjournment.

     Section 6.  Quorum; Adjournments.

          (a) The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any given meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of Stockholders, except as otherwise provided by law or by the Articles of Incorporation.

          (b) A meeting of Stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date set by the directors for the purpose of determining which Stockholders are entitled to notice of the meeting and which Stockholders are entitled to vote at the meeting.

          (c) Any business which might have been transacted at a meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section 6 at which reconvened meeting a quorum is present in person or by proxy.

     Section 7.  Voting.

          (a) At any meeting of Stockholders every Stockholder having the right to vote shall be entitled to vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Except as otherwise provided by law or by the Articles of Incorporation, each Stockholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his name on the books of the Corporation.

          (b) All elections of directors, and except as otherwise provided by law or by the Articles of Incorporation, all other matters, shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

          (c) All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a Stockholder entitled to vote or his proxy, a share vote shall be taken. Every share vote shall be taken by ballots, each of which shall state the name of the Stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     Section 8. Notice of Stockholder Business. At any annual or special meeting of Stockholders, only such business shall be conducted as shall have been properly brought before a meeting. Business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before an annual meeting by a Stockholder, and, if and only if the notice of a special meeting provides for business to be brought before the special meeting by Stockholders, properly brought before the special meeting by a Stockholders. For business to be properly brought before a meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the meeting; provided, however, that if less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public notice of the date of the meeting was mailed or such public disclosure was made. Furthermore, Stockholders are not permitted to nominate individuals to serve as directors, unless notice of such nomination is given to the Corporation in accordance with Section 13 of Article III of these Bylaws. A Stockholder's notice to the secretary shall set forth as to each matter the Stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the Stockholder and (d) any material interest of the Stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any meeting of Stockholders except in accordance with the procedures set forth in this Section 8 of Article II.
The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section, and if he should so determine, he shall so declare that the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything in the Bylaws to the contrary, the Corporation shall be under no obligation to submit for action any Stockholder proposal at any meeting of Stockholders, which proposal the Corporation would otherwise be permitted to omit in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     Section 9.  Action by Consent.   Any action required or permitted to be
taken at any meeting of the Stockholders may be taken without a meeting if the following are filed with the records of Stockholders meetings:

          (a) A unanimous written consent which sets forth the action and is signed by each Stockholder entitled to vote on the matter; and

          (b) A written waiver of any right to dissent signed by each Stockholder entitled to notice of the meeting but not entitled to vote at it.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. General Powers; Number; Tenure. The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all powers of the Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or performed by the Stockholders. Subject to the Articles of Incorporation, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), but shall not at any time be less than 3, or the number of Stockholders, if less than three. Directors need not be Stockholders of the Corporation nor residents of the State of Maryland.

     Section 2. Vacancies. Subject to the Articles of Incorporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled
(i) by a majority vote of the Stockholders entitled to vote, (ii) by a majority vote of the directors then in office though less than a quorum, or (iii) by the sole remaining director. Directors so chosen shall hold office until the next annual meeting of Stockholders and until their successors have been duly elected and have qualified, or, where the vacancy results from the removal of a director, for a term expiring at the annual meeting of Stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Subject to the Articles of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for a term expiring at the annual meeting of Stockholders at which the term of office of the class to which such director has been elected expires or until his successor has been elected and has qualified.

     Section 3.  Removal; Resignation.

          (a) The Stockholders may, at any time, remove any director in the manner provided in the Articles of Incorporation.

          (b) Any director may resign at any time by giving written notice to the Board, the chairman of the Board, the president, or the secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board or the designated officer. A resignation need not be accepted in order for it to be effective.

    Section 4. Place of Meetings. The Board may hold both regular and special meetings either within or without the State of Maryland, at such place as the Board from time to time deems advisable.

     Section 5. Annual Meeting. The annual meeting of each newly elected Board shall be held as soon as is practicable following the annual meeting of Stockholders, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided a quorum is present.

     Section 6. Regular Meetings. Additional regular meetings of the Board may be held without notice, at such time and place as from time to time may be determined by the Board.

     Section 7. Special Meetings. Special meetings of the Board may be called by the chairman of the Board or by the president or by a majority of the entire Board upon 24 hours' notice to each director if such notice is delivered personally or sent by telegram or facsimile, or upon 5 days' notice if sent by mail, unless such notice is waived. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 8. Quorum; Adjournments. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at each and every meeting of the Board, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may otherwise specifically be provided by law, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     Section 9. Approval by Independent Directors. For all purposes, a transaction which is subject to approval by a majority of the independent directors shall be approved if such transaction is approved by a majority of the independent directors present and entitled to vote at a meeting at which a quorum is present, provided that the independent directors voting to approve the transaction constitute an absolute majority of all independent directors serving at such time.

     Section 10. Compensation. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board, including, without limitation, for their services as members of committees of the Board and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors' meetings. Any director may waive compensation for any meeting. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

     Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting and without prior notice if a written consent in lieu of such meeting which sets forth the action so taken is signed either before or after such action by all directors. All written consents shall be filed with the minutes of the Board's proceedings.

     Section 12. Meetings by Telephone or Similar Communications. The directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person by such director at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or similar communications equipment.

     Section 13. Nomination of Director Candidates. Nominations for the election of directors may be made by (a) the Board or a proxy committee appointed by the Board or (b) any Stockholder entitled to vote in the election of directors generally. However, any Stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such Stockholder's intent to make such nomination or nominations has been given in writing to the secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than 90 days prior to the meeting; provided, however, that if less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth (a) the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder, (d) such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     If a person is validly designated as a nominee in accordance with this
Section 13 and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the Stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than 20 days prior to the date of the meeting for the election of such nominee, of a written notice to the secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the secretary pursuant to this Section 13 of Article III had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

     If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 13 of
Article III, such nomination shall be void.


                                   ARTICLE IV

                                   COMMITTEES

     Section 1. Formation of Committees. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, with each committee consisting of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Except as prohibited by statute and subject to the Articles of Incorporation, any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board conferred upon such committee by the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board.

     Section 2.  Other Provisions Regarding Committees.

          (a) Subject to the limitations set forth in Section 1 of this Article IV, the Board shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.

          (b) Members of any committee shall be entitled to such compensation for their services as such as from time to time may be fixed by the Board and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

          (c) Unless prohibited by law, the provisions of Section 11 ("Action by Consent") and Section 12 ("Meetings by Telephone or Similar Communications") of Article III shall apply to all committees from time to time created by the Board.

          (d) Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.


                                    ARTICLE V

                                    OFFICERS

     Section 1. Positions. The Corporation's officers shall be chosen by the Board and shall consist of a president, one or more executive vice presidents, senior vice presidents and vice presidents (if and to the extent required by law or if not required, if the Board from time to time appoints any such officers), a secretary and a treasurer. The Board also may choose a chairman of the Board, one or more assistant secretaries and/or assistant treasurers and such other officers and/or agents as the Board from time to time deems necessary or appropriate. The Board may delegate to the president of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the chairman of the Board, president, executive vice president, secretary or treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board. Any two or more officers may be held by the same person, except as otherwise provided by statute.

     Section 2. Term of Office; Removal. Each officer of the Corporation shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the president pursuant to authority delegated to the president by the Board may be removed, with or without cause, at any time whenever the president in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of an officer by the Board or by the president, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board (or by the president in the case of a vacancy occurring in an office to which the president has been delegated the authority to make appointments).

     Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary by reason of the fact that he or she also receives from the Corporation compensation in any other capacity.

     Section 4. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the president or any officer of the Corporation authorized by the president shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

     Section 5. Chairman of the Board. The chairman of the Board shall be an agent of the Corporation and, subject to the direction of the Board, shall perform such functions and duties as from time to time may be assigned to him or her by the Board. The chairman of the Board, if present, shall preside at all meetings of the Stockholders and all meetings of the Board.

     Section 6. Vice Chairman of the Board. The vice chairman of the Board shall be an agent of the Corporation and, subject to the direction of the Board, shall perform such functions and duties as from time to time may be assigned to him or her by the Board.

     Section 7. President. The president shall be the chief executive officer of the Corporation and, subject to the direction of the Board, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, the president shall perform all duties incident to the office of president of a stock corporation and shall see that all orders and resolutions of the Board are carried into effect. Unless otherwise prescribed by the Board, the president shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At any such meeting, the president shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board from time to time may confer like powers upon any other person or persons.

     Section 8. Executive Vice President. The executive vice president shall be the chief operating officer of the Corporation and, subject to the direction of the Board and the president, shall have general charge over the operation of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, the executive vice president shall perform all duties incident to the office of chief operating officer of a stock corporation. In the absence or disability of the president, the executive vice president, if any (or in the event there is more than one, the executive vice presidents in the order designated, or in the absence of designation, in order of their election), shall perform the duties and exercise the powers of the president.

     Section 9. Vice Presidents. In the absence or disability of the president and the executive vice president, the vice president, if any (or in the event there is more than one, the vice presidents in the order designated, or in the absence of any designation, in the order of their election), shall perform the duties and exercise the powers of the president. The vice president(s) also generally shall assist the president and any executive vice presidents and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

     Section 10. Secretary. The secretary shall attend all meetings of the Board and of the Stockholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The secretary also shall perform like duties for the committees, if required by any such committee. The secretary shall give (or cause to be given) notice of all meetings of Stockholders and all special meetings of the Board and shall perform such other duties as from time to time may be prescribed by the Board, the chairman of the Board or the president. The secretary shall have custody of the seal of the Corporation, shall have authority (as shall any assistant secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board may give general authority to officers other than the secretary or any assistant secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

     Section 11. Assistant Secretary. The assistant secretary, if any (or in the event there is more than one, the assistant secretaries in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant secretary(ies) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

     Section 12. Treasurer/Chief Financial Officer. The treasurer shall have the custody of the corporate funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board. The treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board from time to time and shall render to the chairman of the Board, the president and the Board, at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.

     Section 13. Assistant Treasurer. The assistant treasurer, if any (or in the event there is more than one, the assistant treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer. The assistant treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.


                                   ARTICLE VI

                                     NOTICES

     Section 1. Form; Delivery. Any notices required or permitted to be given to any director, officer, Stockholder or committee member shall be given in writing, either personally or by first-class mail with postage prepaid, in either case addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered notices shall be deemed to be given at the time they are so delivered, and mailed notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director also may be given by telegram or telecopy sent to his or her address as it appears on the records of the Corporation and shall be deemed given at the time delivered at such address.

     Section 2. Waiver; Effect of Attendance. Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. In addition, any Stockholder who attends a meeting of Stockholders in person, or who is represented at such meeting by a proxy, or any director or committee member who attends such meeting of the Board or a committee thereof shall be deemed to have had timely and proper notice of the meeting unless such Stockholder (or his or her proxy) or director or committee member attends such meeting for the express purpose of objecting to the transaction of any business thereat on the grounds that the meeting was not lawfully called or convened.

                                  ARTICLE VII

                  INDEMNIFICATION AND EXCULPATION; TRANSACTIONS
                             WITH AFFILIATED PERSONS

     Section 1.  Indemnification and Exculpation.

          (a) Reference is hereby made to Section 2-418 of the Maryland General Corporation Law (or any successor provision thereto) (the "Section"). The Corporation shall indemnify each director and officer of the Corporation to the full extent permitted by and in accordance with the terms and conditions specified in such Section. The Corporation may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to the Section to the extent the Board deems advisable, as permitted by the Section. In each and every situation where the Corporation may do so under the Section, the Corporation hereby obligates itself to so indemnify the directors and officers of the Corporation, and in each case, if any, where the Corporation must make certain investigations on a case-by-case basis prior to indemnification, the Corporation hereby obligates itself to pursue such investigations diligently.
It is the specific intention of these Bylaws to obligate the Corporation to indemnify each director and officer of the Corporation to the fullest extent permitted by the Maryland General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). The Corporation shall pay expenses incurred by a director or officer in defending any action, suit or proceedings, whether civil, criminal, administrative, arbitrative or investigative ("Proceeding"), in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

          (b) The Board is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board so determines, less than or greater than, those provided for in this Article VII.

     Section 2. Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Maryland General Corporation Law.

     Section 3. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VII by the Stockholders or the Board shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.


                                  ARTICLE VIII

                               STOCK CERTIFICATES

     Section 1. Form; Signatures. Each Stockholder who has fully paid for any shares of the Corporation shall be entitled to receive a certificate representing such shares, which shall be nonassessable, and such certificate shall be signed by the chairman of the Board or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation. Signatures on the certificate may be facsimile, in the manner prescribed by law. Each certificate shall exhibit on its face the name of the Corporation, the number and class (and series, if any) of the shares it represents, a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, the terms and conditions of redemption of the stock of each such class, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board to set relative rights and preferences of subsequent series. Each certificate also shall state upon its face the name of the person to whom it is issued and that the Corporation is organized under the laws of the State of Maryland. Each certificate may (but need not) be sealed with the seal of the Corporation or facsimile thereof. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, the certificate nevertheless may be issued by the Corporation with the same effect as if such person were such officer at the date of issue of the certificate. All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon a notation of such restriction.

     Section 2. Registration of Transfer. Upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or its transfer agent, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books.

     Section 3. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed) and to vote (in the case of voting stock) as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name or address of the Stockholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such Stockholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least 10 days prior to the mailing of such notice or dividend.

     Section 4. Record Date. To facilitate the determination of the Stockholders of record who are entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights or (iii) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board, in advance, may fix a date as the record date for any such determination. Such date shall not be more than 90 days nor less than 10 days before the date of such meeting, nor more than 90 days prior to the date of any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting taken pursuant to
Section 6 of Article II; provided, however, that the Board, in its discretion, may fix a new record date for the adjourned meeting.

     Section 5. Lost, Stolen or Destroyed Certificate. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum, or other security in such form, as the Board may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

     Section 6. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 1. Dividends. Subject to the Maryland General Corporation Law and to any provisions of the Articles of Incorporation relating to dividends, dividends upon the outstanding capital stock of the Corporation may be declared by the Board at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation's capital stock. Any distribution to Stockholders of income or capital assets of the Corporation will be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution and the written statement disclosing the source of the funds distributed will be sent to the Stockholders not later than 60 days after the close of the fiscal year in which the distribution was made.

     Section 2. Reserves. The Board, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund or funds.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board.

     Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "State of Maryland."

     Section 5. Amendment of the Bylaws. The Board is expressly empowered to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of Bylaws by the Board shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board) provided, that such majority shall include a majority of Independent Directors. The Stockholders shall also have power to adopt, amend or repeal the Bylaws. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Bylaws, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws.



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